                                                                EXHIBIT 5.1
                                                                                                                         EXHIBIT 5.1
             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                   May 17, 2002

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 1100
Denver, Colorado 80203

         Re:   Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to St. Mary Land & Exploration Company, a
Delaware corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the
"Registration Statement") by the Company with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of (i) $100,000,000 aggregate principal amount of its 5.75% Senior Convertible Notes due 2022 (the "Notes")
and (ii) 3,846,153 shares of the Company's common stock, par value $.01 per share, issuable upon conversion of the Notes (the "Conversion Shares"), all of which are to be sold by certain holders of the Notes or the Conversion Shares as described in the Registration Statement. The Notes were issued under an
Indenture dated as of March 13, 2002 (the "Indenture") between the Company and
Wells Fargo Bank West, N.A. (the "Trustee"), which Indenture by the terms thereof is governed by the laws of the State of New York.

         The Notes were initially sold by the Company in reliance on Section
4(2) of the Securities Act and may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein pursuant to Rule 415 under the Securities Act.

         In our capacity as counsel, we have examined the Registration
Statement, and the Indenture, copies of the Notes originally issued under the
Indenture on March 13, 2002 and March 18, 2002, and a form of certificate for common stock of the Company, which have been filed as exhibits to the
Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, instruments, and corporate records, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In giving this opinion, we have assumed the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power (including, without limitation, corporate power where applicable) and authority to enter into and perform all obligations thereunder, the due authorization, execution and delivery by such parties of each such document, and that such documents constitute legal, valid and binding obligations of each such party, enforceable against each such party in accordance with their respective terms, including that the Indenture is a legal, valid and binding obligation of the Trustee.

         Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  1. The Notes have been duly authorized, executed and issued by the Company and, assuming that they have been duly authenticated by the
         Trustee, constitute legal, valid and binding obligations of the
         Company, enforceable against the Company in accordance with their terms.

                  2. The Conversion Shares, when issued upon conversion of the
         Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

St. Mary Land & Exploration Company
May 17, 2002

         Our opinion set forth in paragraph 1 above is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally, and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         We express no opinion as to the laws of any jurisdiction other than the
General Corporation Law of the State of Delaware including applicable provisions of the Delaware Constitution and reported judicial decisions on such law and the laws of the State of New York.

         We hereby consent to the sole use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                      Very truly yours,

                                 /S/  BALLARD SPAHR ANDREWS & INGERSOLL, LLP